Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)	Amendment No. 38 to Trust Instrument of Certificate of Trust effective January 12, 2017 (Voya Floating Rate Fund, Voya GNMA Income Fund, Voya High Yield Bond Fund, Voya Intermediate Bond Fund, Voya Short Term Bond Fund, and Voya Strategic Income Opportunities Fund) Establishment of Class T shares – Filed as an Exhibit to Post-Effective Amendment No. 89 to the Registrant’s Form N-1A Registration Statement on March 23, 2017 and incorporated herein by reference.